Exhibit 99.2

Enbridge Extends Visible Growth Outlook, Reiterates Strategic Priorities and Announces Accretive Investments

CALGARY, AB, March 6, 2024 /CNW/ - Enbridge Inc. (Enbridge or the Company) (TSX: ENB) (NYSE: ENB) is providing an update on its strategic priorities and financial outlook, which will be further discussed at the Company’s investor conference today in New York. A virtual broadcast of the event is also available for registered participants.

Highlights

•	Extending average annual growth rate through 2026 of:

•	7%-9% for adjusted earnings before interest, income taxes and depreciation (“EBITDA”)

•	4%-6% for earnings per share (“EPS”); and

•	~3% for distributable cash flow (“DCF”) per share

•	Reaffirming average annual growth rate of ~5% post 2026 for adjusted EBITDA, DCF per share and adjusted EPS

•

Reaffirmed 2024 full year financial guidance for EBITDA and DCF per share. The U.S. gas utilities acquisitions announced on September 5, 2023 (the “Acquisitions”) are expected to close at different times during 2024 and are not included in the 2024 financial guidance

•	Generating annual investment capacity[1], after dividends, of up to $9 billion while maintaining a strong balance sheet within target leverage range of 4.5x-5.0x

•	Investing approximately $3+ billion annually in low-risk natural gas utility infrastructure, inclusive of the assumed capital for the Acquisitions

•	Announcing accretive new capital investments including:

•

Planning Gray Oak Pipeline expansion of approximately 120kbpd, pending a successful open season, and sanctioned 2.5 million barrels of additional storage at EIEC (Phase VII) for a combined ~US$0.1 billion

•	Acquisition of 2 marine docks and land from Flint Hills Resources (“FHR”); adjacent to Enbridge Ingleside Energy Center (“EIEC”) terminal for ~US$0.2 billion

•	Sanctioned ~US$0.2 billion of offshore pipelines to service Shell and Equinor’s sanctioned Sparta development

CEO Comment

“Global demand for affordable, reliable and sustainable energy continues to rise and North America has a critical role to play. Abundant, cost-competitive and sustainable conventional and lower carbon energy sources provide people with the energy they need while supporting countries and communities in meeting global emission targets. At Enbridge, we’re building out our integrated infrastructure super systems, to enable the continued delivery of energy in a planet-friendly way, everywhere people need it” said Greg Ebel, President and CEO of Enbridge.

“We will continue to prioritize operational excellence, safety and reliability, and integrated conventional and lower-carbon solutions making Enbridge the first-choice energy delivery company for our customers. Our scale and diversity provide an advantageous position for

[1]	Investment capacity is defined as free cash flow (DCF minus common share dividends) plus debt-to-EBITDA capacity generated by growing adjusted EBITDA at approximately 5% annually.

Enbridge to mirror the pace of the global energy transition. Each of our four premier franchises has an incumbent position with lower-carbon optionality enabling Enbridge to play a critical role in meeting global energy demand while providing investors with growing earnings and dividends.

“Today we are announcing accretive new capital investments focused on our U.S. Gulf Coast strategy. These include additional export docks and storage tanks at EIEC and connecting egress for Shell’s Sparta assets offshore of Louisiana’s coastline. These accretive investments provide near-term growth in the U.S. Gulf Coast and set the stage for the future expansion through high quality partnerships and embedded organic opportunities. In combination with today’s announcements, our secured growth backlog sits at $25 billion and is made up of more than 20 highly executable projects.

“The visibility, duration, and low-risk profile of our growth, which underpins our growing dividend, is stronger than ever. We are increasing our near-term EBITDA outlook to 7%-9% through 2026 and reaffirming DCF per share and EPS near-term growth outlooks of 3% and 4%-6%, respectively. The increase in EBITDA growth from the previous Enbridge Day is primarily driven by the announcement of the Acquisitions, expected to close in 2024, combined with our base business growth driven by low-cost optimizations and our secured growth backlog.

“Disciplined capital allocation remains a top priority and we are laser focused on protecting the balance sheet. We plan to invest $6-$7 billion annually on secured projects and stay within our target leverage range of 4.5x to 5.0x. When it comes to deploying additional investment capacity, we will live within our means and ensure all investments are accretive on per share metrics, enhance our growth profile and maintain our balance sheet flexibility.

“At Enbridge, we pride ourselves on consistency and predictability. Our business model has led to 29 consecutive years of dividend increases, and 18 years of meeting financial guidance. Looking forward, we are confident that our growth profile, industry-leading execution and disciplined capital allocation will continue to provide investors with strong total returns and make Enbridge the first-choice investment opportunity.”

Financial Outlook

Enbridge’s $25 billion secured growth backlog and the $19 billion acquisition of three premier U.S. gas utilities announced on September 5, 2023, are expected to drive long-term transparent growth throughout the decade.

The Company is increasing and extending its financial outlook for EBITDA to 7-9% average annual growth through 2026 and its average annual DCF per share and EPS growth outlooks of 3% and 4-6%, respectively, through 2026. Post 2026, Enbridge expects average annual growth of ~5% for EBITDA, DCF per share and EPS.

EBITDA is expected to grow at a faster pace than EPS and DCF per share due to the issuance of common equity on September 5, 2023, to pre-fund the Acquisitions and current cash tax assumptions. Importantly, this outlook is anticipated to allow Enbridge to comfortably extend its 29-year track record of annual dividend increases.

The Company reaffirms its 2024 base business financial guidance for adjusted EBITDA and DCF per share. Enbridge’s financial guidance excludes EBITDA and DCF contributions from the Acquisitions.

New Growth Projects and Investments

Liquids Pipelines: Permian Export Strategy

Today’s announcements, in concert with our planned Gray Oak expansion of up to 120 kbpd, pending a successful open season, will increase crude capacity throughout Enbridge’s entire integrated Permian super system.

Enbridge sanctioned 2.5 million barrels of additional crude oil storage at EIEC, which will bring overall storage capacity to approximately 20 million barrels by 2025. The timely addition of storage tanks at Ingleside supports higher crude throughput by ensuring customers have on-demand access to their export-ready crude supply.

Related, Enbridge has also signed an agreement to acquire two marine docks and nearby land adjacent to EIEC from Flint Hills Resources for ~US$0.2 billion. This transaction is expected to close in Q3 2024, subject to receipt of customary regulatory approvals and closing conditions. Enbridge plans to fully integrate the waterfront between EIEC and the newly acquired docks which will add immediate crude oil export capacity and streamline existing Ingleside operations by increasing VLCC windows on the primary facility docks. Looking ahead, the new FHR docks can also be configured to export multiple products and Enbridge will retain the option to expand its existing Ingleside dock infrastructure as required.

These investments support the next phase of Enbridge’s integrated U.S. Gulf Coast infrastructure, while concurrently setting the stage for EIEC to realize its ultimate potential as the industry leading, multi-product export terminal in North America.

Gas Transmission: Extending the offshore value chain with Shell Pipeline

Enbridge and Shell Pipeline have extended their relationship through additional investment in growing Gulf of Mexico offshore plays. The newly formed joint venture, Oceanus Pipeline Company, LLC, will develop and construct a 60 mile 18” oil pipeline and a 15 mile 10” gas pipeline to serve Shell and Equinor’s offshore Sparta development. The projects are consistent with Enbridge’s low risk business model and are backed by long-term fixed payment contracts.

Enbridge’s capital contribution is estimated to be ~US$0.2 billion, and both pipelines are expected to enter service in 2028.

Details of Enbridge’s Investor Conference

Enbridge’s investor conference will be held today at 7:30 a.m. MT (9:30 a.m. ET). The conference will be webcast live.

Details of the webcast:

When:	Wednesday, March 6, 2024

7:30 a.m. MT (9:30 a.m. ET)

Webcast:	Sign-up

Presentations and supporting materials are posted on Enbridge’s website in ‘Events and Presentations’ within the Investor Relations section.

A webcast replay will be available by 2:00 pm MT (4:00 pm ET) on Wednesday, March 6 and a transcript will be posted to Enbridge’s website approximately 48 hours after the event.

About Enbridge Inc.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil and renewable power networks and our growing European offshore wind portfolio. We’re investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on more than a century of operating conventional energy infrastructure and two decades of experience in renewable power. We’re advancing new technologies including hydrogen, renewable natural gas, carbon capture and storage and are committed to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge’s common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges. To learn more, visit us at enbridge.com.

FORWARD-LOOKING INFORMATION

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge and its subsidiaries and affiliates, including management’s assessment of Enbridge and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ‘‘anticipate’’, ‘‘expect’’, ‘‘project’’, ‘‘estimate’’, ‘‘forecast’’, ‘‘plan’’, ‘‘intend’’, ‘‘target’’, ‘‘believe’’, “likely” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this document include, but are not limited to, statements with respect to the following: Enbridge’s strategic plan, priorities and outlook; 2024 financial guidance and near and medium term outlooks, including average annual growth rate and adjusted EBITDA, distributable cash flow (DCF) per share and adjusted earnings per share (EPS) and expected growth thereof; expected dividends, dividend growth and dividend policy; the acquisition of marine docks adjacent to Enbridge Ingleside Energy Center (EIEC) and the sanctioning of additional storage at EIEC and offshore pipelines to service the Sparta development (the “Investments”), including the characteristics and expected benefits and accretion thereof; expected EBITDA and expected adjusted EBITDA; expected DCF and DCF per share; expected EPS; expected future cash flows including free cash flow; expected shareholder returns;; expected performance of the Company’s businesses, including organic growth opportunities and secured growth program; financial strength, capacity and flexibility; expectations on leverage, including Debt-to-EBITDA ratio; investment capacity; expected in-service dates and costs related to announced projects and projects under construction; expected capital expenditures and capital allocation priorities; expected future growth and expansion opportunities, including secured growth program and development opportunities, including with respect to the Gray Oak pipeline expansion and the Investments; and expected benefits and timing of transactions, including with respect to the Investments and announced acquisitions of three U.S. gas utilities (the “Utilities Acquisitions”).

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids (NGL), liquified natural gas (LNG) and renewable energy; energy transition, including the drivers and pace thereof; global economic growth and trade; anticipated utilization of our assets; exchange rates; inflation; interest rates; availability and price of labour and construction materials; the stability of our supply chain; operational reliability and performance; customer, regulatory and stakeholder support and approvals, including with respect to the Investments and the Utilities Acquisitions; anticipated construction and in-service dates; weather; announced and potential acquisition, disposition and other corporate transactions and projects and the timing and impact thereof, including the Investments and the Utilities Acquisitions; governmental legislation; litigation; impact of the Company’s dividend policy on its future cash flows; credit ratings; hedging program; expected EBITDA, adjusted EBITDA; expected earnings/(loss) and adjusted earnings/(loss); expected EPS; expected future cash flows and expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; investment capacity; debt and equity market conditions; general economic and competitive conditions; ability of management to execute key priorities; and the effectiveness of various actions resulting from the Company’s strategic priorities. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Company operates and may impact levels of demand for the Company’s services and cost of inputs and are, therefore, inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected adjusted EBITDA, expected earnings/(loss), expected adjusted earnings/(loss), expected DCF and associated per share amounts, and estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labour and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labour and material costs; the effects of interest rates on borrowing costs; the impact of weather; and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes.

Enbridge’s forward-looking statements are subject to risks and uncertainties pertaining to the realization of anticipated benefits and synergies of projects and transactions, successful execution of our strategic priorities, operating performance, the Company’s dividend policy, regulatory parameters, litigation, acquisitions and dispositions and other transactions, project approval and support, renewals of rights-of-way, weather, economic and competitive conditions, global geopolitical conditions, political decisions, public opinion, changes in tax laws and tax rates, exchange rates, interest rates, inflation, commodity prices, and supply of and demand for commodities, including but not limited to those risks and uncertainties discussed in this and in the Company’s other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company’s behalf, are expressly qualified in their entirety by these cautionary statements.

NON-GAAP AND OTHER FINANCIAL MEASURES

This news release makes reference to non-GAAP and other financial measures, including earnings before interest, tax, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted earnings and adjusted earnings per share (EPS), distributable cash flow (DCF) and DCF per share, free cash flow and debt to EBITDA. Management believes the presentation of these metrics gives useful information to investors and shareholders, as they provide increased transparency and insight into the performance of the Company.

EBITDA represents earnings before interest, tax, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted for unusual, infrequent or other non-operating factors on both a consolidated and segmented basis. Management uses EBITDA and adjusted EBITDA to set targets and to assess the performance of the Company and its business units.

Adjusted earnings represent earnings attributable to common shareholders adjusted for unusual, infrequent or other non-operating factors included in adjusted EBITDA, as well as adjustments for unusual, infrequent or other non-operating factors in respect of depreciation and amortization expense, interest expense, income taxes and noncontrolling interests on a consolidated basis. Management uses adjusted earnings as another measure of the Company’s ability to generate earnings and uses EPS to assess the performance of the Company.

DCF is defined as cash flow provided by operating activities before the impact of changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to noncontrolling interests, preference share dividends and maintenance capital expenditures and further adjusted for unusual, infrequent or other non-operating factors. Management also uses DCF to assess the performance of the Company and to set its dividend payout target.

Free cash flow represents DCF less dividends and is used by Management as a measure of cash available to spend and in the calculation of Enbridge’s investment capacity, or the Company’s ability to invest cash without increasing leverage above the applicable target range.

Debt-to-EBITDA is a non-GAAP ratio which utilizes adjusted EBITDA as one of its components. Debt-to-EBITDA is used as a liquidity measure to indicate the amount of adjusted earnings available to pay debt, as calculated on a GAAP basis, before covering interest, tax, depreciation and amortization.

Reconciliations of forward-looking non-GAAP financial measures and non-GAAP ratios to comparable GAAP measures are not available due to the challenges and impracticability with estimating certain items, particularly certain contingent liabilities and non-cash unrealized derivative fair value losses and gains which are subject to market variability. Because of those challenges, a reconciliation of forward-looking non-GAAP financial measures and non-GAAP ratios is not available without unreasonable effort.

Our non-GAAP financial measures and non-GAAP ratios described above are not measures that have standardized meaning prescribed by generally accepted accounting principles (GAAP) in the United States of America (U.S. GAAP) and are not U.S. GAAP measures. Therefore, these measures may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP and other financial measures to the most directly comparable GAAP measures is available in the Investor Relations section of the Company’s website. Additional information on non-GAAP and other financial measures may be found in the Company’s earnings news releases or in additional information in the Investor Relations section on the Company’s website, www.sedarplus.ca or www.sec.gov.

Unless otherwise specified, all dollar amounts in this news release are expressed in Canadian dollars, all references to “dollars” or “$” are to Canadian dollars and all references to “US$” are to US dollars.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media	Investment Community
Jesse Semko	Rebecca Morley
Toll Free: (888) 992-0997	Toll Free: (800) 481-2804
Email: media@enbridge.com	Email: investor.relations@enbridge.com

SOURCE Enbridge Inc.